UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On May 17, 2010 Liberty Media, LLC (“Liberty”), a wholly-owned subsidiary of Liberty Media Corporation, announced that, as of 5:00 p.m., New York City time, on May 14, 2010 the early tender date, it has received tenders of $518,448,000 aggregate principal amount of its outstanding 5.70% Senior Notes due 2013(the “Notes”), pursuant to Liberty’s previously announced cash tender offer for the Notes.  This represents approximately 64% of the outstanding principal amount of the Notes, which are attributed to the Liberty Interactive group.  Because the aggregate amount of Notes validly tendered and not withdrawn, to date, is greater than the $400 million aggregate principal amount under the cash tender offer the Notes will be tendered on a prorated basis as described in the offer to purchase, dated May 3, 2010.

This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated May 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010

LIBERTY MEDIA CORPORATION

	By:	/s/ Wade Haufschild
		Name:	Wade Haufschild
		Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated May 17, 2010